EXHIBIT 99.b

                       MH ELITE PORTFOLIO OF FUNDS, INC.

                                    BY-LAWS

                              ARTICLE I - OFFICES


Section 1. Registered Office: The Registered Office of the Corporation shall be as stated in the Certificate of Incorporation or at such other location to which the Registered Office shall be changed by action of the Board of Directors.

Section 2. The principal office of the Corporation shall be in the City of Rahway, County of Union, State of New Jersey. The Corporation shall also have such other offices either within or without the State of New Jersey at such other places as the Board of Directors may from time to time determine or as the the business of the Corporation may require.

                  ARTICLE II - STOCKHOLDERS AND STOCK CERTIFICATES

Section 1. Every stockholder of record shall be entitled to a stock certificate representing the shares owned by him. Stock certificates shall be in such form as may be required by law and as the Board of Directors shall prescribe. Every stock certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the corporate seal, which may be a facsimile, either engraved or printed. Whenever permitted by law, the Board of Directors may authorize the issuance of stock certificates bearing the facsimile signatures of the officers authorized to sign such certificates.

Section 2. Shares of the capital stock of the Corporation shall be transferable only on the books of the Corporation by the person in whose name such shares are registered, or by his duly authorized transfer agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the corporation or its duly authorized transfer agent. No transfer shall be made unless and until the certificate issued to the transferor shall be delivered to the Corporation, or its duly authorized transfer agent, properly endorsed.

Section 3. Any person desiring a certificate for shares of the capital stock of the Corporation to be issued in lieu of one lost or destroyed shall make an affidavit or affirmation setting forth the loss or destruction of such stock certificate, and shall advertise such loss or destruction in such

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manner as the Board of Directors may require, and shall, if the Board of
Directors shall so require, give the Corporation a bond of indemnity, in such form and with such security as may be satisfactory to the Board, indemnifying the Corporation against any loss that may result upon the issuance of a new stock certificate. Upon receipt of such affidavit and proof of publication of the advertisement of such loss or destruction, and the bond, if any, required by the Board of Directors, a new stock certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

Section 4. The Corporation shall be entitled to treat the holder of record any share or shares of its capital stock as the owner thereof, & accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of New Jersey.

                             ARTICLE III - MEETING OF STOCKHOLDERS

Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of general business shall be held at the principal office of the Corporation, or at such other place within or without the State of New Jersey as the Board of Directors may from time to time prescribe, in October of each year. The place of the annual meeting of the stockholders of the Corporation shall not be changed within sixty days next before the day on which such meeting is to be held. A notice of any change in the place of the annual meeting shall be given to each stockholder twenty days before the election is held. If the Annual Meeting for election of Directors is not held on the day designated therefore, the Directors shall cause the meeting to be held as soon thereafter as convenient.


Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the President, and shall be called at any time by the President, or by the Secretary, upon the written request of a majority of the members of the Board of Directors, or upon the written request of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Upon receipt of a written request from any person or persons entitled to call a special meeting, which shall state the object of the meeting, it shall be the duty of the President; or, in his absence, the Secretary, to call such meeting to be held not less than ten days nor more than sixty days after the receipt of such request.

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Special meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of New Jersey as the Board of Directors may from time to time direct, or at such place within or without the State of New Jersey as shall be specified in the notice of such meeting.

Section 3. Notice of the time and place of the annual or any special meeting of the stockholders shall be given, either personally or by mail or facsimile (with confirmation of delivery received) to each stockholder entitled to notice of such meeting not less than ten days nor more than sixty days prior to the date of such meeting. In the case of special meetings of the stockholders, the notice shall specify the object or objects of such meeting, and no business shall be transacted at such meeting other than that mentioned in the call. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record on the new record date entitled to vote at the meeting.

Section 4. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders, or the date for payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding sixty days in connection with the obtaining of the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights of the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date as aforesaid. If no record date is fixed, the record date for a Shareholders' meeting shall be the close of business on the day

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next preceding the day on which the notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of Shareholders of record for a Shareholders' meeting has been made as provided in this Section 4, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section 4 for the adjourned meeting

Section 5.  Waiver of Notice:

     (a) Notice of a meeting need not be given to any Shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     (b) Whenever Shareholders are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action, by every Shareholder entitled to vote thereon as at the date of taking of such action.

Section 6.  Action by Shareholders Without A Meeting:

     (a) Subject to the provisions of the applicable laws with respect to mergers, consolidations, acquisition of all capital shares of a corporation and sale of assets, any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if all the Shareholders entitled to vote thereon consent thereto in writing.

     (b) Except as otherwise provided in the Certificate of Incorporation and subject to the provisions of the applicable laws with respect to action by Shareholders without a meeting, any action required or permitted to be taken at a meeting of Shareholders, other than the annual election of Directors, may be taken without a meeting upon the written consent of Shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all Shareholders entitled to vote thereon were present and voting.

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     (c) Whenever action is taken pursuant to this Section 6, the written consents of the Shareholders consenting thereto or the written report of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of Shareholders.

     (d) Any action taken pursuant to this Section 6 shall have the same effect for all purposes as if such action had been taken at a meeting of the Shareholders.

Section 7.  Voting Lists.

     (a) The Officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of Shareholders entitled to vote at a Shareholders' meeting or any adjournment thereof. A list required by this Section 7 may consist of cards arranged alphabetically or any equipment which permits the visual display of such list. Such list shall
         (i) be arranged alphabetically within each class, series, or group of Shareholders maintained by the Corporation for convenience of reference, with the address of, and the number of shares held by, each Shareholder; (ii) be produced (or available by means of a visual display) or any equipment which permits the visual display such list at the time and place of the meeting; (iii) be subject to the inspection of any Shareholder for reasonable periods during the meeting; and,
         (iv) be prima facie evidence as to who are the Shareholders entitled to examine such list or to vote at any meeting.

     (b) If the requirements of this Section 7 have not been complied with, the meeting shall, on the demand of any Shareholder in person or by proxy, be adjourned until the requirements are complied with. Failure to comply with the requirements of this Section 7 shall not affect the validity of any action taken at such meeting prior to the making of any such demand.

Section 8. Unless otherwise provided by statute, at all meetings of the stockholders, a quorum shall consist of the persons representing a majority of the outstanding shares of the capital stock of the Corporation entitled to vote at such meeting. In the absence of a quorum no business shall be transacted except that the stockholders present in person or by proxy and entitled to vote at such meeting shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting on the date specified in the original notice. If a quorum is present at any meeting the holders of the majority of the shares of the Corporation issued and

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outstanding and entitled to vote at the meeting who shall be present in person or by proxy at the meeting shall have power to act upon all matters properly before the meeting, and shall also have power to adjourn the meeting to any specific time or times, and no notice of any such adjourned meeting need be given to stockholders absent or otherwise. Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the provisions of this Section 8 shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business

Section 9. At all meetings of the stockholders the following order of business shall be substantially observed, as far as it is consistent with the purpose of the meeting: (i) election of Directors;
(ii) new business.

     (a) At each election of Directors every Shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or, if the Certificate of Incorporation so provides, to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the aggregate number of his votes shall equal, or by distributing such votes on the same principal among any number of such candidates. Except as otherwise provided by the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast at the election.

     (b) Elections of Directors need not be by ballot unless a Shareholder demands election by ballot at the election and before the voting begins.

Section 10. At any meeting of the stockholders of the Corporation every stockholder having the right to vote shall be entitled in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting unless such instrument provides for a longer period, to one vote for each share of stock having voting power registered in his name on the books of the corporation.

Section 11.  Inspectors of Election:

     (a) The Board of Directors may, in advance of any Shareholders' meeting, or of the tabulation of written consents of Shareholders without a meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written

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         report thereof.  If inspectors to act at any meeting of
         Shareholders are not so appointed by the Board or shall fail to qualify, the person presiding at the Shareholders' meeting may, and on the request of any Shareholder entitled to vote thereat, shall, make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding at the meeting.

     (b) Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability. No person shall be elected a Director in an election for which he has served as an inspector.

                              ARTICLE IV - DIRECTORS

Section 1. The Board of Directors shall consist of not less than three nor more than twelve members, who may be any persons, whether or not they hold any shares of the capital stock of the corporation. Within the limits above specified, the actual number of Directors shall be determined from time to time by the vote of a majority of the whole Board of Directors, except as to the number constituting the first Board. Directors shall be at least eighteen (18) years of age and need not be United States citizens, residents of the State of New Jersey or Shareholders in the Corporation.
A certain percentage or number of Directors must be independent directors, in accordance with the current rules and regulations of the Investment Company Act of 1940.

Section 2. The directors shall be elected annually by the stockholders of the Corporation at their annual meeting, and shall hold office for the term of one year and until their successors shall be duly elected and shall qualify.

Section 3. The Board of Directors shall have the control and management of the business of the Corporation, and in addition to the powers and authority by these by-laws expressly conferred upon them, may, subject to the provisions of the laws of the State of New Jersey and of the Certificate of Incorporation, exercise all such powers of the Corporation and do all such acts and things as are not required by law or by the Certificate of Incorporation to be exercised or done by the stockholders.


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Section 4. If the office of any director becomes or is vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining directors may by vote of a majority of said directors choose a successor or successors who shall hold office for the unexpired term; provided that vacancies on the Board of Directors may be so filled only if, after the filling of the same, at least two-thirds of the directors then holding office would be directors elected to such office by the stockholders at a meeting or meetings called for the purpose. In the event that at any time less than a majority of the directors were so elected promptly as possible and in any event within sixty days for the purpose of electing directors to fill any vacancy which has not been filled by the directors in office. Any other vacancies in the Board of Directors not filled by the directors may also be filled for an unexpired term by the stockholders at a meeting called for that purpose.

Section 5. The Board of Directors shall have power to appoint, and at its discretion to remove or suspend, any officer, officers, managers, superintendents, subordinates, assistants, clerks, agents & employees, permanently or temporarily, as the Board may think fit, and to determine their duties and to fix, & from time to time change, their salaries or emoluments, & to require security in such instances and in such amounts as it may deem proper. No contract of employment for services to be rendered to the Corporation shall be of longer duration than two weeks, unless such contract of employment shall be in writing, signed by the officers of the Corporation and approved by the Board of Directors.

Section 6. In case of the absence of an officer of the Corporation, or for any other reason which may seem sufficient to the Board of Directors, the Board may delegate his powers and duties for the time being to any other officer of the Corporation or to any director.

Section 7. The Board of Directors may, be resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in such resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.
Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Any such committee shall keep regular minutes of its proceedings, and shall report the same to the Board when required.

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Section 8.  The Board of Directors may hold their meetings and keep the books of the Corporation, except the original or duplicate stock ledger, outside of the State of New Jersey at such place or places as they may from time to time determine.

Section 9. The Board of Directors shall have power to fix, and from time to time to change the compensation, if any, of the directors of the Corporation.

Section 10. The Board of Directors shall present at each annual meeting of the shareholders, and, when called for by vote of the stockholders, at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

                      ARTICLE V - DIRECTORS MEETINGS

Section 1. Regular meetings of the Board of Directors shall be held without notice at such times and places as may be free from time to time prescribed by the Board. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of if, prior or subsequent to such action, all members of the Board of Directors or of such Committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or Committee. Such consent shall have the same effect as a unanimous vote of the Board of Directors or Committee for all purposes. Any or all Directors may participate in a meeting of the Board of Directors or a Committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

Section 2. Special meetings of the Board of Directors may be called at any time by the President, and shall be called by the President upon the written request of a majority of the members of the Board of Directors. Unless notice is waived by all the members of the Board of Directors, notice of any special meeting shall be sent to each director at least twenty-four hours prior to the date of such meeting, and such notice shall state the time, place and object or objects of such special meeting.

Section 3. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting except that when the entire Board or a Committee thereof consists of one Director, then one Director shall constitute a quorum. The act of a majority of the directors

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present at any meeting of the Board or a Committee thereof where there is a quorum shall be the act of the Board of Directors or of the Committee, except as may be otherwise specifically provided by statue or by the Certificate of Incorporation or by these by-laws.

Section 4. The order of business at meetings of the Board of Directors shall be described from time to time by the Board.

                    ARTICLE VI - OFFICERS AND AGENTS

Section 1. At the first meeting of the Board of Directors after the election of directors in each year, the Board shall elect a President, a Secretary and a Treasurer, and may elect or appoint one or more
Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers and agents as the Board may deem necessary and as the business of the Corporation may require.

Section 2. The Chairman of the Board shall be elected from the membership of the Board of Directors, but other officers, including the President, need not be members of the Board of Directors. Any two or more offices may be held by the same person. All officers of the Corporation shall serve for one year and until their successors shall have been duly elected and shall have qualified; provided, however, that any officer may be removed at any time, either with or without cause, by action of the Board of Directors.

Section 3. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                    ARTICLE VII - DUTIES OF OFFICERS

                                PRESIDENT

Section 1. The President shall be the Chief Executive Officer and head of the Corporation, and in the recess of the Board of Directors shall have the general control and management of its business and affairs, subject, however, to the regulations of the Board of Directors. He shall preside at all meetings of the stockholders and shall be a member exofficio of all standing committees.

Section 2. The President shall call all special or other meetings of the stockholders and Board of Directors. In case the President shall at any time neglect or refuse to call a special meeting of the stockholders when requested so to do by a majority of the directors, or by the stockholder

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representing a majority of the stock of the Corporation, as is elsewhere in these by-laws provided, then and in such case, such special meeting shall be called by the Secretary, or in the event of his neglect or refusal to call such meeting, may be called by a majority of the directors or by the stockholders representing a majority of the stock of the Corporation, who desire such special meeting, as the case may be, upon notice as hereinbefore provided. In case the President shall at any time neglect or refuse to call a special meeting of the Board of Directors when requested to do so by a majority of the Directors, as is elsewhere in these by-laws provided, then and in such case, such special meeting may be called by the majority of the directors desiring such special meeting, upon notice as hereinbefore provided.

                             VICE PRESIDENTS

Section 3. In case of the absence of the President, the Vice President, or, if there be more than one Vice President, then the Vice Presidents, according to their seniority, shall preside at the meetings of the stockholders of the Corporation. In the event of the absence, resignation, disability or death of the President, such Vice President shall exercise all the powers and perform all the duties of the President until the return of the President or until such disability shall have been removed or until a new President shall have been elected.

                    THE SECRETARY AND ASSISTANT SECRETARIES

Section 4. The Secretary shall attend all meetings of the stockholders and shall record all the proceedings thereof in a book to be kept for that purpose and he shall record all the proceedings thereof in a book to be kept for that purpose and he shall be the custodian of the corporate seal of the Corporation. In the absence of the Secretary, an Assistant Secretary or any other person appointed or elected by the Board of Directors, as is elsewhere in these by-laws provided, may exercise the rights and perform the duties of the Secretary.

Section 5. The Assistant Secretary, or, if there be more than one Assistant Secretary, then the Assistant Secretaries in the order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. Any Assistant Secretary elected by the Board shall also perform such other duties and exercise such other powers as the Board of Directors shall from time to time prescribe.

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                  THE TREASURER AND ASSISTANT TREASURERS

Section 6. The Treasurer shall keep full and correct accounts of the receipts and expenditures of the Corporation in books belonging to the Corporation, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation and in such depositories as may be designated by the Board of Directors, and shall, if the Board shall so direct, give bond with sufficient security and in such amount as may be required by the Board of Directors for the faithful performance of his duties. He shall disburse funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as the chief fiscal officer of the corporation, and of the financial condition of the Corporation.

Section 7. The Assistant Treasurer, or if there be more than one Assistant Treasurer, then the Assistant Treasurers in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. Any Assistant Treasurer elected by the Board shall also perform such duties and exercise such powers as the Board of Directors shall from time to time prescribe.

                  ARTICLE VIII - CHECKS, DRAFTS, NOTES, ETC.

Section 1. All checks shall bear the signature of such person or persons as the Board of Directors may from time to time direct.

Section 2. All notes and other similar obligations and acceptances of drafts by the Corporation shall be signed by such person or persons as the Board of Directors may from time to time direct.

Section 3. Any officer of the Corporation or any other employee, as the Board of Directors may from time to time direct, shall have full power to endorse for deposit all checks and all negotiable paper drawn payable to his or their order or to the order of the Corporation.

          ARTICLE IX - INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding as a witness or otherwise (hereinafter a 'proceeding'), whether civil, criminal, administrative, arbitrative or investigative, including, without limitation, an action or suit by or in the right of the Corporation, by reason of the fact that he or a person of whom he is the legal representative, is or was a Director or officer of the Corporation or is or

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was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, sole proprietorship, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as Director or officer, or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent and manner authorized or permitted by the applicable laws, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in Section 4 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and each person to whom this right to indemnification applies shall be a third party beneficiary of such right and shall be entitled to enforce against the Corporation all indemnification and other rights granted to such person by this Article. Such right shall include the right to be paid by the Corporation the expenses incurred in any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a Director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article IX or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees, agents or fiduciaries of the Corporation or to any person who is or was serving at the request of the Corporation as an employee, agent or fiduciary of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, with the same or lesser scope and effect as set forth herein and in the other Sections of this
Article IX.  If and to the extent that the applicable laws

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require that indemnification be provided in a given instance only if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, then termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 2. Denial of Right to Indemnification: Indemnification under Section 1 of this Article IX shall be made by the Corporation unless a determination is reasonably and promptly made that indemnification of a Director or officer is not proper in the circumstances because of grounds for denying indemnification under this Article IX or under applicable law, including that a judgment or other final adjudication adverse to the Director or officer has established that his acts or failures to act (a) were in breach of his duty of loyalty to the Corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the Director or officer of an improper personal benefit. Such determination may be made only (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such proceeding ('Disinterested Directors'), or (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by the Shareholders. Failure to make a reasonable and prompt determination that indemnification or advancement of expenses is not proper shall constitute authorization by the Board of Directors of the Corporation of indemnification or advancement of expenses.

Section 3. Expenses in Successful Defense: Notwithstanding any other provisions of this Article IX, to the extent that a Director or officer of the Corporation has been successful on the merits or otherwise in any proceeding referred to in Section 1 of this Article IX or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 4.  Right of Claimant to Bring Suit: If a claim under Section 1 of this
Article I is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any

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time thereafter apply to a court for an award of indemnification against the
Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the applicable laws for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the applicable laws, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5. Non-Exclusivity of Rights: The rights to indemnification and the payment of expenses incurred in a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of Shareholders or Disinterested Directors or otherwise.

Section 6. Insurance: The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee, agent or fiduciary of the Corporation or another corporation, or of a partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the applicable laws. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

Section 7.  Interpretation: For purposes of this Article:

(a) References to 'the Corporation', upon written resolution of the Corporation's Board of Directors shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, shall after such written resolution for purposes of this Article IX be deemed to hold the same position in the Corporation as he held in such constituent corporation.

(b) A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the Corporation' as referred to in this Article IX.

Section 8. Amendment or Repeal: This Article IX may hereafter be amended or repealed; provided, however, that no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person who is or was a Director or officer to obtain indemnification or advancement of expenses with respect to a proceeding that pertains to or arises out of actions or omissions that occur prior to the effective date of such amendment or repeal, which date cannot be retroactive.

                            ARTICLE X - CORPORATE SEAL

Section 1. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the words Corporate Seal, New Jersey. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                              ARTICLE XI - DIVIDENDS

Section 1. Dividends upon the shares of the capital stock of the Corporation may, subject to the provisions of the Certificate of Incorporation, if any, be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

Section 2. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem to be for the best interests of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

                             ARTICLE XII - FISCAL YEAR

Section 1. The fiscal year of the Corporation shall begin on January 1 of each year, and end on December 31 of each year.

                             ARTICLE XIII - NOTICES

Section 1. Whenever under the provisions of these by-laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, and such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such director or stockholder at such address as shall appear on the books of the Corporation, or, if the address of such director or stockholder does not appear on the books of the Corporation, to such director or stockholder at the General Post Office in the City of Rahway, New Jersey and such notice shall be deemed to be given at the time it shall be so deposited in the post office or letter box. In the case of directors, such notice may also be given by telephone, telegraph or cable.

Section 2. Any notice required to be given under these by-laws may be waived in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein.

                           ARTICLE XIV - AMENDMENTS

Section 1. These by-laws may be amended, altered, repealed or added to at the annual meeting of the stockholders of the Corporation or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors called for that purpose, by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation then issued and outstanding and entitled to vote, or by a majority of the Whole Board of Directors, as the case maybe.